UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (805) 967-7611

495A South Fairview Avenue, Goleta, California 93117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 27, 2014, Deckers Outdoor Corporation (the “Company”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2013 and held a conference call regarding these financial results. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, the Company announced that Stephen M. Murray, President of the Company’s EMEA region, will be stepping down from his position effective December 31, 2014. He will remain employed with the Company through the end of 2014 to assist in the Company’s transition process.

As part of the transition, Mr. Murray and Deckers Europe Limited entered into a settlement agreement on February 26, 2014 (the “Agreement”). The Agreement provides that Mr. Murray will continue in his employment with the Company through December 31, 2014 under the terms of his existing employment agreement. Subject to Mr. Murray’s continued employment through December 31, 2014, he will receive (i) 12 months’ pay in lieu of notice in the amount of £412,000 in accordance with the terms of his employment agreement, and (ii) the continuation of certain pension and health benefits through December 31, 2015. The continuation of these benefits would cease at such time as Mr. Murray obtains employment with (or is engaged in a similar capacity by) another third party. The Agreement includes a release of claims by Mr. Murray in favor of Deckers Europe Limited and its subsidiaries and affiliates.

The description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2014, the Board of Directors of the Company approved a change in the Company’s fiscal year end from December 31 to March 31. As a result of this change, the Company will file a transition report on Form 10-Q for the three-month period ended March 31, 2014, which the Company expects to file on or about May 10, 2014.

A copy of the press release announcing the change in fiscal year end is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

(d) Exhibits. The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Settlement Agreement between Deckers Europe Limited and Stephen M. Murray, dated February 27, 2014
99.1	Press Release, dated February 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014	Deckers Outdoor Corporation

/s/ Thomas A. George
Thomas A. George, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement between Deckers Europe Limited and Stephen M. Murray, dated February 27, 2014
99.1	Press Release, dated February 27, 2014.